SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

DURATEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14292	22-2427618
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10100 Old Columbia Road, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 312-5100

(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01               Entry into a Material Definitive Agreement

                Effective February 15, 2005, the Board of Directors approved the stock option awards to the directors and certain senior executive officers that are shown in the table below pursuant to Duratek, Inc.’s 1999 Stock Option and Incentive Plan, which plan has been previously approved by Duratek’s shareholders:

Robert E. Prince, Chief Executive Officer and Director	14,000
Robert F. Shawver, Chief Financial Officer and Executive Vice President	10,000
C. Paul Deltete, Senior Vice President	8,000
William R. Van Dyke, Senior Vice President	8,000
Michael F. Johnson, Senior Vice President	8,000
Regan Voit, Senior Vice President	2,800
Admiral Bruce DeMars, Director	16,000
George McGowan, Director	4,000
Michael Bayer, Director	4,000
Admiral James Watkins, Director	4,000
Alan Fohrer, Director	4,000

The stock option awards vest as to 20% per year beginning on the first anniversary of the grant date, or February 15, 2006, and the stock options expire on February 15, 2015.  The Stock Option Award Agreement governing the stock options granted to the directors and executive officers other than Mr. Prince and Mr. Shawver are as set forth in the form of award agreement filed herewith as Exhibit 10.1.  The Stock Option Award Agreement governing the stock options granted to Mr. Prince and Mr. Shawver are as set forth in the form of the award agreement filed herewith as Exhibit 10.2.  The exercise price of each stock option is $22.33, the fair market value of a share of Duratek’s common stock on the date of grant.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

10.1                           Form of Stock Option Award Agreement under Duratek, Inc.’s 1999 Stock Option and Incentive Plan (filed herewith)

10.2                           Form of Stock Option Award Agreement for certain executive officers under Duratek, Inc.’s 1999 Stock Option and Incentive Plan (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Duratek, Inc.

Date: February 22, 2005	By:	/s/ Robert F. Shawver
Robert F. Shawver,
Executive Vice President and
Chief Financial Officer